EXHIBIT 99.1

Zomedica Announces Record Third Quarter Revenue of $9.9 Million, Up 22% Year-Over-Year, Net Loss Reduced 48%, with $41 Million in Liquidity

Zomedica surpasses $9 million in quarterly revenue for the second quarter in a row while extending its record of consecutive year-over-year revenue growth to 23 quarters.

ANN ARBOR, MI / ACCESSWIRE / November 4, 2026 / Zomedica Corp. (OTCQB: ZOMDF) ("Zomedica" or the "Company"), an animal health company offering innovative point-of-care diagnostic and therapeutic products for equine and companion animals, today reported consolidated financial results for the three and nine months ended September 30, 2026.

“Zomedica delivered record third quarter revenue, continued year-over-year growth across our business, and made further progress in managing and improving upon operating costs and cash consumption.” said Larry Heaton, Chief Executive Officer of Zomedica.

“Our results reflect sustained demand for our PulseVet® and Assisi® therapeutic device products, increasing adoption of our diagnostic offerings, and contributions from our Development Services segment. Together, these businesses continue to strengthen our commercial foundation and expand our opportunities for long-term growth.

“Our core commercial business, excluding Development Services, grew 18% during the quarter and 14% year to date. Diagnostic revenue increased 113% compared to the third quarter of 2025, supported by continued commercial initiatives, our collaboration with Boehringer Ingelheim Animal Health, and expansion into additional international markets. We also entered into an agreement this quarter with Veterinary Study Groups (VMG), creating an opportunity to bring our portfolio of products to more than 2,000 independent veterinary practices.

“Our international business remained a key growth driver, with revenue increasing 20% year over year in the third quarter and 11% for the first three quarters of the year. We believe our expanding global footprint, together with continued investment in commercial partnerships and product adoption, provides a foundation for further growth.

“Development Services also continues to create incremental revenue opportunities by leveraging our existing engineering, development, and manufacturing capabilities, generating $1.1 million in third quarter; $4.5 million through the third quarter of 2026 and $7.6 million since its introduction in the second half of 2025.

“Alongside revenue growth, we maintained our focus on consistent and disciplined cost and cash management. Operating expenses declined 21%, or $2.5 million, compared to the prior year third quarter, while cash burn improved by $1.5M or 32% to $3.2M. This represents our lowest third quarter cash burn on record and second straight quarter under our historical run-rate of $4 million (adjusted for one-time events and acquisitions). Year-to-date cash burn has improved by $4.6 million, reflecting continued fiscal discipline while supporting top-line revenue growth.

“Our Therapeutic Devices segment, which makes up approximately two-thirds of our revenue, continued to deliver gross margins of 64% for the quarter. Consolidated gross margin remained strong at 61%, while affected by product mix, the ramp-up of new products, and inflationary pressures.

“With record third quarter revenue, continued progress in expanding our commercial reach, and a disciplined approach to spending, we believe we are well positioned to close the year strong. Our priorities remain focused on executing our growth strategy, improving our operating efficiency, and creating long-term shareholder value.” concluded Mr. Heaton.

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2026 Third Quarter Financial Highlights

•	Record Quarterly Revenue: Revenue increased 22% year-over-year to $9.9 million, marking the strongest third quarter on record and our second consecutive quarter with revenue exceeding $9 million.

•	Broad-Based Commercial Performance: Compared to the third quarter of 2025, Diagnostic revenue increased 113%, Therapeutic Devices revenue increased 7%, and Consumables revenue increased 26%, alongside meaningful contributions from Development Services.

•	Core Business Growth: Revenue excluding Development Services increased 18% year-over-year.

•	Improved Cost Discipline: Operating expenses decreased 21%, or $2.5 million, compared to the third quarter of 2025.

•	Reduced Cash Burn: Cash burn improved by $1.5 million, or 32%, to $3.2 million, representing Zomedica’s lowest third quarter cash burn since commercialization.

•	Strong Liquidity: Cash, cash equivalents, and other qualifying liquidity components total $40.9 million as of September 30, 2026.

Reported financial metrics, including year-over-year and sequential percentage changes, are calculated using actual results and may not match calculations based on the rounded figures presented in this press release. Please refer to the Company’s Form 10-Q for additional detail.

2026 Third Quarter and Year-To-Date Results Review

Revenue for the three months ended September 30, 2026 was $9.9 million, compared to $8.1 million for the three months ended September 30, 2025, an increase of 22% or $1.8 million.

Revenue for the nine months ended September 30, 2026 was $28.2 million, compared to $21.6 million for the nine months ended September 30, 2025, an increase of 31% or $6.6 million.

Revenue by Product Segment:

•	Diagnostics, comprised of our TRUFORMA®, VETGuardian®, and TRUVIEW® products, generated revenue of $1.6 million, up 113% year-over-year for the quarter and up $4.0 million, or 89%, year-over-year for the nine months ended September 30, 2026.

•	Therapeutic Devices, comprised of our PulseVet®, Assisi®, and VETIGEL® products, generated revenue of $7.2 million, up 7% year-over-year for the quarter, and up $19.7 million, or 5%, year-over-year for the nine months ended September 30, 2026.

•	Development Services, which leverages the Company’s engineering, development, and manufacturing capabilities to support strategic opportunities in both animal and human health, generated revenue of $1.1 million and $4.5 million for the three and nine months ended September 30, 2026.

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Revenue by Product Category:

•	Consumable revenue, supported by increased adoption of our TRUFORMA® platform and utilization and continued strength in PulseVet® trode sales from both new installations and reorders, generated revenue of $6.8 million, up 26% year-over-year for the quarter and $18.9 million, up 25% year-over-year for the nine months ended September 30, 2026. We expect this opportunity to continue as our installed base grows.

•	Capital revenue, comprised of PulseVet and VETGuardian® product sales, generated revenue of $2.0 million and $5.8 million for the three and nine months ended September 30, 2026.

•	Engineering Services, associated with our Development Services segment, generated revenues of $1.0 million and $3.2 million for the three and nine months ended September 30, 2026.

Gross Margin was 61% and 62% for the three and nine months ended September 30, 2026.

Total operating expenses were $9.5 million for the three months ended September 30, 2026, compared to $12.0 million in 2025, representing an improvement of $2.5 million or 21%.

Total operating expenses were $30.0 million for the nine months ended September 30, 2026, compared to $93.7 million in 2025, which included impairment charges of $55.8 million triggered by the decline in the Company’s market capitalization, a function of the Company’s share price. There have been no such non-cash impairment charges in 2026.

Excluding these impairment charges, adjusted operating expenses for the nine months ended September 30, 2026, were $30.0 million in 2026 compared to $37.9 million in 2025, representing a decrease of $7.9 million, or 21%.

Research and development expenses were $1.2 million (down $0.6 million or 33% year-over-year) and $3.4 million (down $2.1 million or 38% year-over-year) for the three and nine months ended September 30, 2026.

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Selling and marketing expenses were $3.6 million (down $0.7 million or 18% year-over-year and $11.1 million (down $3.0 million or 21% year-over-year) for the three and nine months ended September 30, 2026.

General and administrative expenses were $4.7 million (down $1.2 million or 20% year-over-year) and $15.5 million (down $2.8 million or 15% year-over-year) for the three and nine months ended September 30, 2026.

Net loss for the three months ended September 30, 2026 was $3.2 million compared to $6.1 million for the three months ended September 30, 2025. Net loss for the nine months ended September 30, 2026, was $11.5 million compared to $77.3 million in 2025, which included the non-cash impairment expense discussed above.

*Non-GAAP EBITDA loss (which includes adjustments for stock compensation) for the three months ended September 30, 2026, was $1.8 million compared to $3.9 million in 2025. Non-GAAP EBITDA loss for the nine months ended September 30, 2026, was $6.5 million compared to $71.4 million in 2025, which included the non-cash impairment expense discussed above.

*Adjusted Non-GAAP EBITDA loss (excluding the non-recurring and non-cash items noted above) for the three months ended September 30, 2026 was $1.6 million compared to $3.9 million in 2025. Adjusted Non-GAAP EBITDA loss for the nine months ended September 30, 2026, was $6.3 million compared to $15.6 million in 2025, which included the non-cash impairment expense discussed above.

Liquidity and Outstanding Share Capital

As of September 30, 2026, Zomedica had cash, cash equivalents, and available-for-sale securities totaling $40.9 million.

As of September 30, 2026, Zomedica had 979,949,668 common shares issued and outstanding.

For complete financial results, please see Zomedica's filings on EDGAR and SEDAR+ or visit the Zomedica website at www.zomedica.com.

For percentage calculations please refer to the financial statements filed with the SEC on Wednesday, November 4, 2026, along with other public filings.

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Zomedica’s Fourth Friday @ Four Webinar for November:

Zomedica Corp. is pleased to announce the next installment of its Fourth Friday at Four Webinar series, scheduled this month on the third Friday of November - November 20, 2026 at 4:00 PM ET, during which we will focus on the people behind Zomedica and discuss our Third Quarter 2026 financial performance.

Registration for Zomedica’s Third Friday @ Four webinar for November is available through this link:

https://itl.ink/November2026

For more information visit www.zomedica.com.

About Zomedica

Zomedica is a leading equine and companion animal healthcare company dedicated to improving animal health by providing veterinarians with innovative therapeutic and diagnostic solutions. Our gold standard PulseVet® shock wave system, which accelerates healing in musculoskeletal conditions, has transformed veterinary therapeutics. Our suite of products also includes the Assisi Loop® line of therapeutic devices and the TRUFORMA® diagnostic platform, the TRUVIEW® digital cytology system, the VetGuardian PLUS® Zero Touch® monitoring system and VETIGEL® hemostatic gel, all designed to empower veterinarians to provide top-tier care. In the aggregate, their total addressable market in the U.S. exceeds $2 billion. Headquartered in Michigan, Zomedica employs approximately 150 people and manufactures and distributes its products from its world-class facilities in Georgia and Minnesota. Zomedica grew revenue 17% in 2025 to $32 million, 31% through the first three quarters of 2026, and maintains a strong balance sheet with approximately $41 million in liquidity as of September 30, 2026. Zomedica is advancing its product offerings, leveraging strategic acquisitions, and expanding internationally as we work to enhance the quality of care for pets, increase pet parent satisfaction, and improve the workflow, cash flow and profitability of veterinary practices. For more information visit www.zomedica.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for statements of historical fact, this news release contains certain “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements and our ability to realize upon our business plans and cost control efforts.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether the new Development Services business segment will continue to generate revenue; the outcome of clinical studies; the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, including international efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to realize the anticipated growth opportunities from our acquisitions; uncertainty as to our ability to supply products in response to customer demand; supply chain risks associated with tariff changes; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products and purchase of consumables following adoption of our capital equipment; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR+ at www.sedarplus.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

Zomedica Investor Relations

1-734-369-2555; Option #5

SOURCE: Zomedica Corp.

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Non-GAAP Measures

Non-GAAP EBITDA, Adjusted Non-GAAP EBITDA, and other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Zomedica's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Zomedica's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below.

* Non-GAAP EBITDA is defined as net loss and comprehensive loss excluding amortization, depreciation, non-cash stock compensation, and taxes while reversing out the benefits derived from net interest income.

** Non-GAAP Adjusted EBITDA is defined as Non-GAAP EBITDA, as defined above, excluding impairment charges and non-recurring items; including but not limited to severance, specialized accounting, tax, and audit services, new facility integration / start-up costs, and other one-time items.

ZOMEDICA CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	Three Months Ended September 30,
	2026	2025

Net loss and comprehensive loss	$(3,174)	$(6,105)
Amortization expense	1,289	1,394
Depreciation expense	535	506
Stock-compensation expense	(37)	868
Interest income	(378)	(561)
Income tax expense (benefit)	9	(19)
Non-GAAP EBITDA loss	$(1,756)	$(3,917)
Impairment expense	-	-
Proforma adjustments (1)	153	-
Adjusted Non-GAAP EBITDA loss	$(1,603)	$(3,917)

(1)	Proforma adjustments for the three months ended September 30, 2026 included $101 of one-time general and administrative expenses, $44 of one-time Selling and Marketing income related items, and $96 of non-recurring losses on disposals of assets

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ZOMEDICA CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2026	2025

Net loss and comprehensive loss	$(11,547)	$(77,223)
Amortization expense	3,978	4,499
Depreciation expense	1,580	1,536
Stock-compensation expense	674	1,745
Interest income	(1,237)	(1,920)
Income tax expense (benefit)	74	(64)
Non-GAAP EBITDA loss	$(6,478)	$(71,427)
Impairment expense	-	55,833
Proforma adjustments (1)	197	-
Adjusted Non-GAAP EBITDA loss	$(6,281)	$(15,594)

(1)

Proforma adjustments for the nine months ended September 30, 2026 included $53 of one-time general and administrative expenses, $77 of one-time research and development expenses, $44 of one-time Selling and Marketing income related items, and $111 of non-recurring losses on disposals of assets

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